                  AMENDED AND RESTATED REIMBURSEMENT AGREEMENT


                                      AMONG


                         CENTRAL FIDELITY NATIONAL BANK


                                       AND


                              SHERWOOD FOODS, INC.


                                       AND


                              SHERWOOD BRANDS, INC.



                                   DATED AS OF

                                   MAY 1, 1997



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                               TABLE OF CONTENTS(1)
                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION   1.1    Amendment and Restatement.....................................3
          1.2    Definitions...................................................3
          1.3    Interpretation...............................................11


                                   ARTICLE II
                REIMBURSEMENT OBLIGATION; OTHER FEES AND PAYMENTS

SECTION   2.1    Letter of Credit Commitment..................................11
          2.2    Reimbursement and Other Payment..............................11
          2.3    Letter of Credit Fees........................................19
          2.4    Security for Reimbursement Obligation........................19
          2.5    Computation of Interest; Place of Payment....................19
          2.6    Supplemental Payments........................................19
          2.7    Consent of Bank Required for Optional Redemption.............22
          2.8    Transfer of Letter of Credit.................................23
          2.9    Reduction, Increase, and Reinstatement of the
                 Letter of Credit.............................................23
          2.10   Termination of the Letter of Credit..........................23
          2.11   Late Charge..................................................23


                                   ARTICLE III
                                    COVENANTS

SECTION   3.1    Status of Borrower...........................................23
          3.2    Accuracy and Completeness of Information.....................24
          3.3    Existence of Defaults........................................24
          3.4    Violation of Law.............................................25
          3.5    Liabilities or Adverse Changes...............................25
          3.6    Permits......................................................25
          3.7    Binding Contracts; Enforceability............................25
          3.8    Litigation...................................................26
          3.9    Condition of Project.........................................26
          3.10   Utilities....................................................26
          3.11   Environment..................................................26
          3.12   Roads........................................................28
          3.13   Restrictive Covenants, Etc...................................28
          3.14   Form 8038....................................................28
          3.15   Representations, Warranties and Undertaking
                 of the Company...............................................28

----------
(1) The Table of Contents is not a part of this Agreement.

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                                                                            Page
                                                                            ----

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

SECTION   4.1    Affirmative Covenants of Borrower and Company................31
          4.2    Financial Statements.........................................31
          4.3    Payment and Performance......................................32
          4.4    Protection of Security.......................................32
          4.5    Insurance....................................................33
          4.6    Books and Records............................................33
          4.7    Permits and Approvals........................................33
          4.8    Taxes, Liens and Charges.....................................33
          4.9    Notice of Existence of Default...............................34
          4.10   Notice of Litigation or Proceedings..........................34
          4.11   Maintenance of Existence.....................................34
          4.12   Compliance with Laws.........................................35
          4.13   Environment..................................................35
          4.14   ERISA Compliance.............................................35
          4.15   Lease Compliance.............................................35
          4.16   Financial Covenants..........................................36


                                    ARTICLE V
                               NEGATIVE COVENANTS

SECTION   5.1    Transfer or Further Encumbrances.............................38
          5.2    Purchase Money Security Interest.............................39
          5.3    Additional Borrowings........................................39
          5.4    Assignment of this Reimbursement Agreement...................39
          5.5    False Certificates or Documents..............................39
          5.6    Actions Affecting Bonds......................................40


                                   ARTICLE VI
                   CONDITIONS TO ADVANCE OF FINANCING PROCEEDS

SECTION   6.1    Conditions to First Advance..................................40
          6.2    Additional Conditions........................................43


                                   ARTICLE VII
                           DISBURSEMENT FROM BOND FUND

SECTION   7.1    Provisions Regarding Approval of Requisitions................44
          7.2    Final Payment from the Project Fund..........................44


                                  ARTICLE VIII
                                SPECIAL COVENANTS

SECTION   8.1    Incorporation of Commitment..................................45
          8.2    Payment of Expenses..........................................45
          8.3    Public and Utility Agreements................................46

                                      -ii-

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          8.4    Advancements.................................................46
          8.5    Further Assurances...........................................47


                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

SECTION   9.1    Events of Default............................................48
          9.2    Remedies.....................................................49
          9.3    Attorney-in-Fact.............................................50


                                    ARTICLE X
                                  MISCELLANEOUS

SECTION   10.1   Successors and Assigns.......................................50
          10.2   Severability.................................................50
          10.3   Applicable Law ..............................................49
          10.4   Notices......................................................50
          10.5   Consents and Approvals.......................................50
          10.6   Amendments...................................................51
          10.7   Agreements to Survive .......................................51
          10.8   No Partnership...............................................51
          10.9   Time of the Essence..........................................51
          10.10  Counterparts.................................................52
          10.11  Failure to Exercise Rights...................................52
          10.12  No Third Party Rights........................................52
          10.13  Rule of Construction.........................................52
          10.14  Waiver of Trial by Jury......................................52






                                     -iii-

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     THIS AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (this "Reimbursement
Agreement") is made as of May 1, 1997 by and among Sherwood Foods, Inc., a North Carolina corporation (the "Borrower"), Sherwood Brands, Inc., a North Carolina corporation ("the Company") and CENTRAL FIDELITY NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank");

                              W I T N E S S E T H:

     WHEREAS, the Industrial Development Authority of Mecklenburg County, Virginia, a political subdivision of the Commonwealth of Virginia (the "Authority"), has issued its Variable Rate Demand Revenue Bonds (Sherwood Foods, Inc. Project), Series 1996 (the "1996 Bonds"), in the aggregate principal amount of Nine Hundred Thirty Five Thousand Dollars ($935,000) for the financing of the acquisition of an approximately 10 acre parcel of land and the renovation and equipping of an approximately 67,000 square foot manufacturing facility at 807
S. Main Street, Chase City, Mecklenburg, Virginia pursuant to the Indenture; and

     WHEREAS, the Company is a sister corporation of the Borrower and is the principal purchaser of the products to be manufactured in the Project by the Borrower; and

     WHEREAS, at the request of the Borrower, the Bank issued a letter of credit for the benefit of Crestar Bank as Trustee (the "Trustee") and the holders, from time to time, of the 1996 Bonds in the amount of Nine Hundred Fifty Thousand Eight Hundred Eighty Three Dollars ($950,883) to provide for payment of the principal, interest and premium, if any, on the 1996 Bonds (the "1996 Letter of Credit"); and



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     WHEREAS, the Authority has also issued its Variable Rate Demand Revenue
Bonds (Sherwood Foods, Inc. Project), Series 1997 (the "1997 Bonds") in the aggregate principal amount of Five Hundred Eighty Thousand Dollars ($580,000); and

     WHEREAS, the Borrower has requested that the Bank issue a letter of credit for the benefit of the Trustee and the holders from time to time of the 1997 Bonds in the amount of Five Hundred Eighty Nine Thousand Eight Hundred Fifty Three Dollars ($589,853) to provide for payment of the principal, interest and premium, if any, on the 1997 Bonds, and

     WHEREAS, the Borrower, the Company and the Bank entered into a Reimbursement Agreement dated as of June 1, 1996 (the "1996 Reimbursement Agreement") with respect to the 1996 Letter of Credit; and

     WHEREAS, the Borrower, the Company and the Bank now desire to amend and restate the 1996 Reimbursement Agreement to include both the 1996 Letter of Credit and the 1997 Letter of Credit; and

     WHEREAS, the Borrower and the Bank desire to (i) specify the conditions precedent to the issuance of the 1997 Letter of Credit by the Bank, (ii) provide for the conditions precedent to payment by the Trustee from the Bond Fund (as created by the 1997 Indenture), (iii) provide for the payment to the Bank of certain fees for the 1996 Letter of Credit and the 1997 Letter of Credit, (iv) provide for the reimbursement by the Borrower of amounts paid by the Bank under the 1996 Letter of Credit and the 1997 Letter of Credit, (v) provide for the indemnity by the Borrower and the Company of the Bank pursuant to the terms of this Reimbursement Agreement, and (vi) provide for certain other matters;

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     NOW, THEREFORE, in consideration of the promises and the agreements contained in this Reimbursement Agreement, the Borrower and the Bank agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Amendment and Restatement. The 1996 Reimbursement Agreement is hereby amended and restated in its entirety. From and after the date hereof, the agreements between the Borrower, the Company and the Bank with respect to the 1996 Letter of Credit and the 1997 Letter of Credit will be as set forth herein. No novation is intended as to the Borrower's and the Company's existing duties and obligations to the Bank. If there are any inconsistencies between the 1996 Reimbursement Agreement and the Financing Documents executed in connection therewith, they shall be resolved under this Reimbursement Agreement and the Financing Documents executed or modified in connection herewith.

     Section 1.2. Definitions. As used in this Reimbursement Agreement, the terms listed below shall have the indicated meanings unless otherwise required by the context. Other capitalized terms herein are defined in the Indenture.

     Accounts shall mean all now owned or hereafter acquired accounts as defined by the UCC and all proceeds thereof.

     A Drawing shall mean a drawing made under a Letter of Credit by sight draft accompanied by a certificate in the form of Annex A to such Letter of Credit to pay principal of the Bonds covered by such Letter of Credit.

     Advance Rate shall mean a fluctuating rate of interest at all times equal to the Bank's Prime Rate (plus one percent (1%) per annum).

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     Anniversary Date shall mean each June 1 but shall not include June 1, 2006 with respect to the 1996 Letter of Credit and shall mean each June 1 occurring in any year subsequent to the Date of Issuance but shall not include June 1, 2002 with respect to the 1997 Letter of Credit.

     Assignment of Contracts shall mean the assignment of contracts and documents dated as of June 1, 1996, between the Borrower and the Bank, assigning the operating agreements, contracts, permits and licenses for the Project to the Bank as security for the Obligations.

     Authority shall mean the Industrial Development Authority of Mecklenburg County, Virginia, a political subdivision of the Commonwealth of Virginia, its successors or assigns.

     B Drawing shall mean a drawing made under a Letter of Credit by sight draft to pay the purchase price of Bonds tendered for purchase pursuant to Section 707 of the applicable Indenture.

     1996 Bond or Bonds shall mean the Variable Rate Demand Revenue Bonds, (Sherwood Foods, Inc. Project), Series 1996 of the Authority in the original aggregate principal sum of Nine Hundred Thirty Five Thousand Dollars ($935,000).

     1997 Bond or Bonds shall mean the Variable Rate Demand Revenue Bonds (Sherwood Foods, Inc. Project), Series 1997 in the principal sum of Five Hundred Eighty Thousand Dollars ($580,000).

     Bonds shall mean the 1996 Bonds and the 1997 Bonds.

     Bond Proceeds shall mean proceeds created from the sale of the 1997 Bonds.

     Business Day shall have the same meaning as set forth in the Indenture.

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     C Drawing shall mean a drawing made under a Letter of Credit by sight draft to pay the interest on the applicable Bonds.

     Closing shall mean the date upon which the Borrower fulfills all requirements for the advance of Financing Proceeds under the 1997 Bonds, which shall occur prior to July 1, 1997.

     1996 Commitment shall mean the commitment letter dated May 15, 1996 from the Bank to the Borrower with respect to the 1996 Letter of Credit and all amendments thereto.

     1997 Commitment shall mean the commitment letter dated February 6, 1997 from the Bank to the Borrower with respect to the 1997 Letter of Credit and all amendments thereto.

     Company shall mean Sherwood Brands, Inc., a North Carolina corporation and its successors.

     Date of Issuance shall mean the date on which the 1997 Letter of Credit is issued and becomes effective.

     Deed of Trust shall mean the amended and restated credit line deed of trust and security agreement dated as of the date hereof among the Borrower, the trustees therein named, and the Bank, securing the Obligations.

     Default shall mean any event or circumstance which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

     Equipment shall mean all of the Borrower's now owned or hereinafter acquired equipment as defined by the UCC and the proceeds thereof.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

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     Event of Default shall mean any of the events set forth in Section 9.1 of this Reimbursement Agreement or in the Deed of Trust.

     Financing Documents shall mean this Reimbursement Agreement, the Deed of Trust, the Assignment of Contracts, the Commitments, the Pledge Agreements, the Indentures, the Letters of Credit, the Guaranty, the Security Agreement and all other documents, whether now or hereafter executed, or given by the Borrower, Frydman, or the Company in connection therewith, all as the same may be amended, modified or supplemented from time to time.

     Financing Proceeds shall mean funds created from 1997 Bond Proceeds.

     Fixtures shall mean all of the Borrower's now owned or hereafter acquired fixtures as defined by the UCC and the proceeds thereof.

     Frydman shall mean Uziel Frydman, his heirs and personal representative. GAAP shall mean generally accepted accounting practices and principles consistently applied.

     General Intangibles shall mean all of the Borrower's now owned or hereafter acquired general intangibles as defined by the UCC and related to the ownership, use or operation of the Project and the proceeds thereof.

     Guarantors shall mean Uziel Frydman and Sherwood Brands, Inc., jointly and severally.

     Guaranty shall mean the guaranty of the Obligations from the Guarantors dated as of the date hereof in replacement of the Guarantor's Guaranty of June 1, 1996.

     Improvements shall mean all buildings, improvements, structures and fixtures now or hereafter located on the Land and all replacements thereof and additions thereto.

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     1996 Indenture shall mean the Indenture of Trust, dated as of June 1, 1996, between the Authority and the Trustee, including any amendments and supplements thereto.

     1997 Indenture shall mean the Indenture of Trust dated as of May 1, 1997, between the Authority and the Trustee, including any amendments or supplements thereto.

     Indentures shall mean the 1996 Indenture and the 1996 Indenture.

     Land shall mean the approximately 10 acre parcel of land at 807 South Main Street, Chase City, Virginia, together with all easements, rights of way and appurtenances thereto belonging, all as more particularly described in the Deed of Trust.

     Leases shall mean all leases, tenant contracts, rental agreements, franchise agreements, licenses, accounts or other occupancy agreements, whether oral or written, now existing or hereafter entered into for the use or occupancy of all or any part of the Project, together with all modifications, renewals and proceeds thereof.

     Legal Requirements shall mean all existing and future laws, codes, ordinances, rules, regulations, orders and decrees of governmental authorities and courts having jurisdiction over the Project or the Borrower and all terms, conditions and requirements of all Permits.

           1996 Letter of Credit shall mean the Letter of Credit issued by the Bank to the Trustee, in the initial stated amount of Nine Hundred Fifty Thousand Eight Hundred Eighty Three Dollars ($950,883) providing credit enhancement for the 1996 Bonds, having an expiration date of June 10, 2006.

           1997 Letter of Credit shall mean the Letter of Credit issued by the Bank to the Trustee in the initial stated amount of Five Hundred Eighty Nine Thousand Eight Hundred

Fifty Three Dollars ($589,853) providing credit enhancement for the 1997 Bonds having an expiration date of June 10, 2002.

     Letters of Credit shall mean the 1996 Letter of Credit and the 1997 Letter of Credit.

     Obligations shall mean the duty of the Borrower to pay, when due, without offset or deduction, all sums due under this Reimbursement Agreement and the other Financing Documents and to comply with and perform all of the terms and conditions of the Financing Documents. Specifically included are the Borrower's reimbursement obligations under the 1996 Letter of Credit and the 1997 Letter of Credit.

     Obligors shall mean the Borrower, and any co-maker, endorser, guarantor, surety or other party obligated to pay any sum pursuant to the provisions of or to perform any act in order to comply with the provisions of the Financing Documents.

     Permits shall mean all permits, licenses, registrations, certificates, authorizations and approvals now or hereafter issued or required to be issued by any governmental or quasi governmental authority, for the lawful ownership, use and operation of the Project.

     Person shall mean any natural person or any firm, corporation, limited liability company, partnership or other organizational entity of any kind.

     1996 Pledge Agreement shall mean the Pledge and Security Agreement from the Borrower in favor of the Bank dated as of June 1, 1996, with respect to the 1996 Bonds.

     1997 Pledge Agreement shall mean the Pledge and Security Agreement from the Borrower in favor of the Bank dated as of the date hereof with respect to the 1997 Bonds.

     Pledge Agreements shall mean the 1996 Pledge Agreement and the 1997 Pledge Agreement.

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     Prime Rate shall mean that rate of interest announced from time to time by the Bank in Richmond, Virginia, as the Bank's Prime Rate. The Prime Rate is not necessarily the Bank's lowest or best rate of interest.

     Project shall mean the Land, the Improvements and the Equipment.

     Project Fund shall mean the Bond Fund created pursuant to Section 701 of the 1997 Indenture.

     Reimbursement Account shall mean the account established by the Borrower with the Bank pursuant to Section 2.2 of this Reimbursement Agreement.

     Reimbursement Agreement shall mean this Reimbursement Agreement, dated as of the date hereof, among the Bank, the Borrower and the Company.

      Remarketing Agent shall mean the Bank, its successors and assigns.

     Remarketing Agreement shall mean the Bond Purchase and Remarketing Agreement, dated as of the date hereof, between the Authority, the Borrower and the Remarketing Agent.

     Security Agreement shall mean the existing Security Agreement between the Borrower and the Bank encumbering the Equipment.

     1996 Stated Amount shall mean with respect to the 1996 Bonds the face amount of the 1996 Letter of Credit initially equal to Nine Hundred Fifty Thousand Eight Hundred Eighty Three Dollars ($950,883) representing Nine Hundred Thirty Five Thousand Dollars ($935,000) in principal portion and Fifteen Thousand Eight Hundred Eighty Three Dollars ($15,883) to cover 62 days interest on the 1996 Bonds at the rate of 10% per annum.

      1997 Stated Amount shall mean with respect to the 1997 Bonds the face amount of the 1997 Letter of Credit initially equal to Five Hundred Eighty Nine Thousand Eight Hundred Fifty Three Dollars ($589,853) representing Five Hundred Eighty Thousand

Dollars ($580,000) in principal portion and Nine Thousand Eight Hundred Fifty Three Dollars ($9,853) to cover 62 days interest on the 1997 Bonds at the rate of 10% per annum.

     Subordinate Liens shall mean the subordinate liens granted by the Borrower to the Industrial Development Authority of Mecklenburg County, Virginia to secure $400,000 and to Lake Country Development Corp. to secure $250,000 in loans advanced to assist in the acquisition, renovation and equipping of the Project.

     Surveyor shall mean the certified land surveyor for the Project, licensed by the State of Virginia and approved by the Bank.

     Tenants shall mean the tenants under the Leases.

     Tendered Bonds shall mean Bonds which are tendered by the holders thereof to the Remarketing Agent or the Trustee pursuant to the applicable Indenture.

     Termination Date shall mean the stated expiration date of a Letter of Credit or the immediately preceding Business Day if such date is not a Business Day.

     Title Insurance Company shall mean the title insurance company approved by the Bank for the purposes of issuing the Bank's title insurance policy required under Section 6.1 of this Reimbursement Agreement.

     Trustee shall mean Crestar Bank, Corporate Trust Division, as Trustee under the Indenture, and any successor to the Trustee under the Indentures.

     UCC shall mean the Uniform Commercial Code as adopted by the Commonwealth of Virginia on the date of this Reimbursement Agreement.

     Section 1.3. Interpretation. For the purpose of construing this Reimbursement Agreement, unless the context indicates otherwise, words in the singular number shall be deemed to include words in the plural number, and vice versa, and words in one gender shall be deemed to include words in the other genders. The table of contents, titles to articles and section headings are for convenience only, and neither limit nor amplify the provisions of this Reimbursement Agreement itself.

                                   ARTICLE II

                REIMBURSEMENT OBLIGATION; OTHER FEES AND PAYMENTS

     Section 2.1. 1997 Letter of Credit Commitment. Subject to the terms and conditions set forth in the 1997 Commitment and this Reimbursement Agreement, the Bank agrees to issue the 1997 Letter of Credit, in the form attached as
Exhibit I to this Reimbursement Agreement in the Stated Amount of the 1997 Letter of Credit.

     Section 2.2. Reimbursement and Other Payments. The Borrower unconditionally agrees to reimburse the Bank without offset or deduction for all sums paid by the Bank on the Borrower's behalf under the Letters of Credit. While no note or other writing shall be necessary to evidence the Borrower's reimbursement obligations, upon request, the Borrower shall promptly execute and deliver such notes or other instruments as the Bank may from time to time request with respect to the reimbursement obligations under the Letters of Credit. The Borrower has established an interest bearing account with the Bank known as the Reimbursement Account and promises and agrees to pay to the Bank, without offset or deduction, the following amounts in the manner and at the times set forth below:

     (a) All funds deposited in the Reimbursement Account in accordance with subparagraphs (b), (c) and (d) hereof shall be accounted for on a first-in, first-out basis. Any amounts remaining in the Reimbursement Account on the date the final payment is due under any subparagraph hereof shall be credited against the amount due.

Any balance remaining in the Reimbursement Account after the Termination Date(s) of both Letters of Credit and the payment of all Obligations of the Borrower under the Financing Documents shall be paid to the Borrower or as required by applicable law.

     (b) Provisions applicable to the 1996 Letter of Credit:

          (i) The Borrower has deposited to the Reimbursement Account thirty-one days interest on the principal amount of the 1996 Bonds calculated at the rate of 10% to be applied by the Bank to reimburse itself for a "C Drawing" made under the 1996 Letter of Credit. On or before the tenth day of each month, beginning July 10, 1996, and continuing on the same day of each month thereafter to and including the tenth day of the month immediately preceding the month in which the final draw is to be made under the 1996 Letter of Credit, the Borrower will pay the Bank for deposit in the Reimbursement Account an amount equal to the sum of the most recent interest draw by the Trustee under the 1996 Letter of Credit (the "1996 Monthly Reimbursement Requirement"), as specified in the Bank's statement to Borrower. On or about the first day of each month, the Bank will mail a statement to the Borrower indicating the amount of the 1996 Monthly Reimbursement Requirement to be remitted to the Bank on or before the tenth day of that month.

          (ii) On the tenth day of the tenth month following the Date of Issuance of the 1996 Letter of Credit and continuing on the tenth day of each three month period thereafter until the 1996 Bonds are redeemed or paid in full, the Borrower will pay the Bank for deposit in the Reimbursement Account, one-fourth of the aggregate amount the Bank will be required to advance under each "A Drawing" for principal payments on the 1996 Bonds in the next succeeding year in accordance with the provisions of scheduled maturities and sinking fund redemptions set forth in the 1996 Indenture. The principal amounts received by the Bank pursuant to this subparagraph shall be deposited into the Reimbursement Account and debited by the Bank, as necessary, to reimburse the Bank for an "A Drawing" on the 1996 Bonds. In the event the Trustee credits the amount to be drawn under the 1996 Letter of Credit for any principal payment, a corresponding credit shall be granted to the Borrower for the amounts due hereunder. The sinking fund payments for the 1996 Bonds are based upon a fifteen year straight line amortization of $640,000 advanced for the purchase of the Land and a seven year straight line amortization for approximately $295,000 advanced for Equipment purchased with 1996 Bond Proceeds.

          (iii) In the event of a "B Drawing" under the 1996 Letter of Credit to purchase Tendered Bonds for the account of the Borrower under the provisions of Section 404 of the 1996 Indenture, unless the Bank shall otherwise agree, the Borrower shall on demand pay the Bank an amount sufficient to reimburse the Bank for such "B Drawing" to the extent funds are not available in the Reimbursement Account to cover such "B Drawing" (for purposes hereof, amounts on deposit in the Reimbursement Account pursuant to subsections (i) and (ii) above shall not be available to reimburse the Bank for a "B Drawing"). The Borrower shall continue to make the payments required by subparagraphs (i) and (ii) above, except that so long as the Bank is the Placement Agent, until demand is made, interest on such advances shall be at the one month LIBOR plus 1.75%. If the Bank is not the Placement Agent, interest on such advances shall be at the Advance Rate.

          (iv) In the event of an "A Drawing" under the 1996 Letter of Credit to make payments due on the 1996 Bonds as a result of redemption or acceleration of the 1996 Bonds as provided in the 1996 Indenture, the Borrower shall on the date of such

     "A Drawing", pay the Bank an amount sufficient to reimburse the Bank for such "A Drawing" to the extent funds are not available in the Reimbursement Account to cover such "A Drawing" reimbursement.

          (v) If any payments required by subparagraphs (i), (iii) and (iv) above and subparagraph (ix) below are not made on the day on which they are due, the Borrower agrees to pay interest thereon at the Advance Rate on the amounts due until paid.

          (vi) In the event of a "B Drawing" to purchase all or any portion of the 1996 Bonds, whether the Borrower or the Bank is the registered owner of the 1996 Bonds, unless the Bank otherwise agrees, the Borrower shall continue to make the payments required in subparagraphs (ii) and (iii) above until the Borrower shall either have reimbursed the Bank in full for such "B Drawing" or shall have discharged the 1996 Bonds, as the case may be.

          (vii) In the event the Bank exercises its option to purchase 1996 Bonds pursuant to the 1996 Pledge Agreement after a "B Drawing," the purchase price of such 1996 Bonds shall be applied directly as a credit against any reimbursement amounts owing by the Borrower under this Reimbursement Agreement as a result of the "B Drawing" on the 1996 Bonds; provided, however, unless the Bank otherwise agrees, the Borrower shall continue to make the payments required by subparagraphs (ii) and (iii) which shall be applied to the principal payments due on the 1996 Bonds if the 1996 Bonds continue to be owned by or pledged for the benefit of the Bank on the principal payment date as provided in the 1996 Bonds.

          (viii) In the event the Bank holds 1996 Bonds as collateral under the 1996 Pledge Agreement, the Bank shall release such 1996 Bonds upon the remarketing of such 1996 Bonds to whomever makes such payments.

          (ix) The Borrower agrees to reimburse the Bank for all other sums or amounts, including but not limited to costs, expenses and reasonable attorney's fees owed by the Borrower to the Bank hereunder or under any of the Financing Documents.

     (b) Provisions applicable to the 1997 Letter of Credit:

          (i) On the Date of Issuance of the 1997 Letter of Credit, the Borrower shall deposit in the Reimbursement Account, or shall cause to be paid to the Bank for deposit in the Reimbursement Account, thirty-one days interest on the principal amount of the 1997 Bonds calculated at the rate of 10% to be applied by the Bank to reimburse itself for a "C Drawing" made under the 1997 Letter of Credit. On or before the tenth day of each month, beginning June 10, 1997, and continuing on the same day of each month thereafter to and including the tenth day of the month immediately preceding the month in which the final draw is to be made under the 1997 Letter of Credit, the Borrower will pay the Bank for deposit in the Reimbursement Account an amount equal to the sum of the most recent interest draw by the Trustee under the 1997 Letter of Credit (the "1997 Monthly Reimbursement Requirement"), as specified in the statement from the Bank to the Borrower. On or about the first day of each month, the Bank will mail a statement to the Borrower indicating the amount of the 1997 Monthly Reimbursement Requirement to be remitted to the Bank on or before the tenth day of that month.

          (ii) On the tenth day of the third month following the Date of Issuance of the 1997 Letter of Credit and continuing on the tenth day of each three month period thereafter until the 1997 Bonds are redeemed or paid in full, the Borrower will pay the Bank for deposit in the Reimbursement Account, one-fourth of the aggregate amount the Bank will be required to advance under each "A Drawing" for principal payments on the 1997 Bonds in the next succeeding year in accordance with the provisions of scheduled maturities and sinking fund redemptions set forth in the 1997 Indenture. The principal amounts received by the Bank pursuant to this subparagraph shall be deposited into the Reimbursement Account and debited by the Bank, as necessary, to reimburse the Bank for an "A Drawing" on the 1997 Bonds. In the event the Trustee credits the amount to be drawn under the 1997 Letter of Credit for any principal payment, a corresponding credit shall be granted to the Borrower for the amounts due hereunder. The sinking fund payments for the 1997 Bonds are set forth in the 1997 Indenture.

          (iii) In the event of a "B Drawing" under the 1997 Letter of Credit to purchase Tendered Bonds for the account of the Borrower under the provisions of Section 404 of the 1997 Indenture, unless the Bank shall otherwise agree, the Borrower shall on demand pay the Bank an amount sufficient to reimburse the Bank for such "B Drawing" to the extent funds are not available in the Reimbursement Account to cover such "B Drawing" (for purposes hereof, amounts on deposit in the Reimbursement Account pursuant to subsections (i) and (ii) above shall not be available to reimburse the Bank for a "B Drawing"). The Borrower shall continue to make the payments required by subparagraphs (i) and (ii) above, except that so long as the Bank is the Placement Agent, until demand is made, interest on such advances shall be at the one month LIBOR plus 1.75%. If the Bank is not the Placement Agent, interest on such advances shall be at the Advance Rate.

          (iv) In the event of an "A Drawing" under the 1997 Letter of Credit to make payments due on the 1997 Bonds as a result of redemption or acceleration of the 1997 Bonds as provided in the 1997 Indenture, the Borrower shall on the date of such "A Drawing", pay the Bank an amount sufficient to reimburse the Bank for such "A Drawing" to the extent funds are not available in the Reimbursement Account to cover such "A Drawing" reimbursement.

          (v) If any payments required by subparagraphs (i), (iii) and (iv) above and subparagraph (ix) below are not made on the day on which they are due, the Borrower agrees to pay interest thereon at the Advance Rate on the amounts due until paid.

          (vi) In the event of a "B Drawing" to purchase all or any portion of the 1997 Bonds, whether the Borrower or the Bank is the registered owner of the 1997 Bonds, unless the Bank otherwise agrees, the Borrower shall continue to make the payments required in subparagraphs (ii) and (iii) above until the Borrower shall either have reimbursed the Bank in full for such "B Drawing" or shall have discharged the 1997 Bonds, as the case may be.

          (vii) In the event the Bank exercises its option to purchase 1997 Bonds pursuant to the 1997 Pledge Agreement after a "B Drawing," the purchase price of such 1997 Bonds shall be applied directly as a credit against any reimbursement amounts owing by the Borrower under this Reimbursement Agreement as a result of the "B Drawing" on the 1997 Bonds; provided, however, unless the Bank otherwise agrees, the Borrower shall continue to make the payments required by subparagraphs (ii) and (iii) which shall be applied to the principal payments due on the 1997 Bonds if the 1997 Bonds continue to be owned by or pledged for the benefit of the Bank on the principal payment date as provided in the 1997 Bonds.

          (viii) In the event the Bank holds 1997 Bonds as collateral under the 1997 Pledge Agreement, the Bank shall release such 1997 Bonds upon the remarketing of such 1997 Bonds to whomever makes such payments.

          (ix) The Borrower shall reimburse the Bank for all other sums or amounts, including but not limited to costs, expenses and reasonable attorney's fees owed by the Borrower to the Bank hereunder or under any of the Financing Documents.

     Section 2.3. Letter of Credit Fees:

     (a) 1996 Letter of Credit. In addition to any other fees payable to the Bank, the Borrower will pay to the Bank, for as long as the 1996 Letter of Credit is outstanding, an annual letter of credit fee equal to one and one fourth percent (1 1/4%) of the amount of the 1996 Letter of Credit which is outstanding on the Anniversary Date of the 1996 Letter of Credit for such years or a portion thereof. A letter of credit fee for the year ending June 1, 1997, was paid in full on the Date of Issuance of the 1996 Letter of Credit. An annual letter of credit fee for the 1996 Letter of Credit shall be paid in full on each subsequent Anniversary Date of the 1996 Letter of Credit except for the final Anniversary Date of the 1996 Letter of Credit. The Bank shall have earned such fee on a quarterly basis beginning on the Date of Issuance of the 1996 Letter of Credit and there shall be no refund of any portion of such earned quarterly fee by reason of any expiration, reduction, modification, termination or prepayment of either the 1996 Letter of Credit or the 1996 Bonds. The letter of credit fee will be calculated on the basis of a 365 day year and the actual number of days elapsed.

     (b) 1997 Letter of Credit. In addition to any other fees payable to the Bank, the Borrower will pay to the Bank, for as long as the 1997 Letter of Credit is outstanding, an annual letter of credit fee equal to one and one fourth percent (1 1/4%) of the amount of the 1997 Letter of Credit which is outstanding on the Anniversary Date of the 1997 Letter of Credit for such years or a portion thereof. A letter of credit fee for the year ending June 1, 1998, was paid in full on the Date of Issuance of the 1997 Letter of Credit. An annual letter of credit fee for the 1997 Letter of Credit shall be paid in full on each subsequent Anniversary Date of the 1997 Letter of Credit except for the final Anniversary Date of the 1997 Letter of Credit. The Bank shall have earned such fee on a quarterly basis beginning on the Date of Issuance of the 1997 Letter of Credit and there shall be no refund of any portion of such earned quarterly fee by reason of any expiration, reduction, modification, termination or prepayment of either the 1997 Letter of Credit or the 1997 Bonds. The letter of credit fee will be calculated on the basis of a 365 day year and the actual number of days elapsed.

     Section 2.4. Security for Reimbursement Obligations. As security for the payment and performance of all of the Borrower's Obligations under this Reimbursement Agreement and the other Financing Documents, the Borrower does hereby grant and will cause all other Persons having an interest therein to grant to the Bank a first lien and security interest in the Borrower's entire interest in the Accounts, Equipment, Fixtures, General Intangibles, the Land, the Leases, the Improvements, the Project, each of its respective component parts and a pledge of and a security interest in the Reimbursement Account and the proceeds of each of the foregoing (whether cash or otherwise) pursuant to the Deed of Trust, the Security Agreement, and the other Financing Documents, and shall execute and deliver the Pledge Agreement and the other Financing Documents to which the Borrower is a party.

     Section 2.5. Computation of Interest; Place of Payment. All interest payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days with 30 day months. All payments by the Borrower to the Bank hereunder shall be made without offset or deduction in lawful currency of the United States and in immediately available funds on the date such payment is due at the Bank's office at Centerville Shopping Center, U. S. Highway 501, South Boston, Virginia 25492, or at such other place as the Bank shall designate in writing.

     Section 2.6. Supplemental Payments.

     (a) Following the issuance of the Letters of Credit if, (i) the Bank determines, or acquiesces in the determination by a court or administrative or governmental authority, that its obligations under this Reimbursement Agreement or a Letter of Credit is a deposit insured by the Federal Deposit Insurance Corporation or (ii) the Bank determines that any law or regulation, or any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (A) impose, modify or deem applicable any reserve, capital, special deposit or similar requirement against letters of credit issued or assets held by, or deposits in or for the account of, the Bank or (B) impose on the Bank any other condition regarding this Reimbursement Agreement or a Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above, shall be to increase the cost of the Bank of issuing or maintaining such Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events, and shall be calculated without giving effect to any participation granted in such Letter of Credit) then, upon demand by the Bank, the Borrower shall immediately pay to the Bank all additional amounts which are necessary to compensate the Bank for such increased cost incurred by the Bank. A certificate explaining such increased cost incurred by the Bank as a result of any event referred to in clauses (i) or
(ii) above
submitted by the Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

     (b) The Borrower shall also pay interest on such increased cost at a fluctuating per annum rate equal to the Advance Rate from the date of demand for the payment of such charge until such amount is paid in full.

     Section 2.7. Consent of Bank Required for Optional Redemption. The Borrower agrees with respect to optional or extraordinary redemptions pursuant to Section 405 of the Indentures, which are to be paid from a drawing on the applicable Letter of Credit, that the Trustee shall not send notice of such redemptions to the bondholders without the prior written consent of the Bank unless for a period of not less than 30 days prior to the date of redemption, the Borrower shall first have deposited cash with the Bank in an interest-bearing account for the benefit of the Borrower and pledged to the Bank or shall have pledged to the Bank U.S. Treasury Bills in amounts needed to redeem the Bonds in full. The Bank must be satisfied that such pledge or deposit does not constitute a voidable preference under the U.S. Bankruptcy Code.

     Section 2.8. Transfer a Letter of Credit. A Letter of Credit may be transferred in accordance with the provisions set forth therein.

     Section 2.9. Reduction, Increases, and Reinstatement of A Letter of Credit. A Letter of Credit may be reduced, increased and reinstated in accordance with the provisions set forth therein.

     Section 2.10. Termination of the Letter of Credit. A Letter of Credit shall terminate as provided therein.

     Section 2.11. Late Charge. The Borrower agrees to pay the Bank a late charge equal to five percent (5%) of any payment or fee not paid within seven
(7) days of its due date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to issue the 1997 Letter of Credit and to enter into this Reimbursement Agreement, the Borrower makes the following representations and warranties as of the date hereof and acknowledges that the Bank is relying on and has the full right to rely upon such representations and warranties.

     Section 3.1. Status of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and duly qualified to do business in the Commonwealth of Virginia. The Borrower has the full power to own the Borrower's properties, conduct the Borrower's affairs, participate in the Project and enter into the transactions contemplated hereby with the Bank and to perform the Obligations. The Borrower's articles of incorporation and by-laws heretofore delivered by the Borrower to the Bank are true, accurate and complete and have not been revoked, modified or amended since such delivery.

     Section 3.2. Accuracy and Completeness of Information. All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the Borrower in connection with the Borrower's application for the 1997 Letter of Credit, or in support thereof, or as a supplement thereto, are true, accurate, and complete and contain no knowingly false, incomplete or misleading statements. All financial statements (including any notes or schedules which are a part of or pertain to the financial statements) submitted by the Borrower were prepared in accordance with GAAP and fully, fairly and accurately reflect (i) the financial condition of the Borrower, as the case may be, at the dates thereof, and (ii) the results of operations of the Borrower, as the case may be, for the periods covered thereby. The representations and warranties of the Borrower in the June 1, 1996 Reimbursement Agreement remain true and correct in all material respects. There have been no material adverse changes in the financial condition or business of the Borrower since the date of the financial statements most recently submitted by the Borrower.

     Section 3.3. Existence of Defaults. The Borrower is not in default as to any of the Borrower's existing indebtedness or under any agreement or obligation under which the Borrower or any of the Borrower's assets may be bound, nor will the Borrower's entering into this Reimbursement Agreement or any other Financing Document immediately, or with the passage of time, the giving of notice, or both, cause the Borrower to violate or be in default under any other agreement or obligation to which the Borrower may be a party or by which any of its assets may be bound.

     Section 3.4. Violations of Law. To the best of the Borrower's knowledge, the Borrower is not in violation of any applicable federal, state, or local law, statute, regulation, or ordinance, nor will the Borrower's entry into this Reimbursement Agreement or any of the Financing Documents to which the Borrower is a party or the performance of the Borrower's Obligations violate the Borrower's articles of incorporation or by-laws or any agreement to which the Borrower is a party or by which the Borrower is bound, any applicable Legal Requirements.

     Section 3.5. Liabilities or Adverse Changes. The Borrower has no direct or contingent liability known to the Borrower and not previously disclosed in writing to the

Bank, nor does the Borrower know of or expect any materially adverse change in the Borrower's assets, liabilities, properties, business, or condition, financial or otherwise.

     Section 3.6. Permits. All Permits required to be obtained to enable the Project to be, used, operated and occupied as a manufacturing facility have been obtained and each is in good standing.

     Section 3.7. Binding Contracts; Enforceability. The Borrower has duly executed and delivered the Financing Documents to which the Borrower is a party, and such Financing Documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to the provisions of bankruptcy and other insolvency laws and usual equitable principles.

     Section 3.8. Litigation. There are no pending or, to the best of the Borrower's knowledge, threatened actions, suits, proceedings or investigations of a legal, equitable, regulatory, administrative or legislative nature, the resolution of which could have a material adverse effect on either the Project or the business, assets or condition (financial or otherwise) of the Borrower or the Borrower's ability to perform the Obligations.

     Section 3.9. Condition of Project. The Project as it exists on the date of the execution of this Reimbursement Agreement has not been damaged or destroyed, and there has not been any other adverse change in the physical condition of the Project since the date on which it was last inspected by the Bank.

     Section 3.10. Utilities. All utility services necessary for the operation of the Project for its intended purpose as a manufacturing facility are available and the Project is connected to and enjoys the right to use all such utilities as necessary for its operations.

     Section 3.11. Environment. The Borrower has duly complied with and the business, operations, and equipment of the Project are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain (or cause the tenants of the Project to obtain and maintain) all required federal, state, and local permits, licenses, certificates, and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); (vi) compliance with the Americans With Disabilities Act (except for those matters which the Borrower or a Tenant is presently undertaking remediation); or (vii) other environmental, health, or safety matters. The Borrower has received no notice of, or knows of, or suspects no facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances and any rules or regulations promulgated thereunder with respect to its business, operations, equipment and the Project. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Project, of any toxic or hazardous substances or wastes at or from the Project; and accordingly the Project is free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any Person with respect to (i) air emissions; (ii) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Project; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health, or safety matters affecting the Borrower or the Borrower's business, operations, equipment, the Project or its use or operation. The Borrower has no indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

     Section 3.12. Roads. The Land fronts on one or more fully improved public roads, maintained by the appropriate governmental authorities and the Borrower has obtained all necessary curb cuts or access points needed for ingress and egress to operate the Project for its intended purpose as a manufacturing facility.

     Section 3.13. Restrictive Covenants, Etc. Except as shown in the policy of title insurance issued by the Title Insurance Company, the Land and the Improvements, in their present condition, comply with all recorded easements, covenants, conditions and restrictions applicable thereto.

     Section 3.14. Form 8038. The information contained in Internal Revenue Service Form 8038 executed in connection with the issuance and delivery of the 1997 Bonds is true, accurate and complete in all respect.

     Section 3.15. Representations, Warranties and Undertakings of the Company. The Company makes the following representations, warranties and agreements to induce the Bank to enter into this Reimbursement Agreement and to issue the Letter of Credit:

     (a) The Company is a corporation duly organized and validly existing and in good standing in the state of North Carolina.

     (b) The Company has the necessary power and authority to enter into this Reimbursement Agreement and each of the other Financing Documents executed and delivered by the Company, to incur and perform the obligations provided for therein, and has duly authorized the execution and delivery thereof and the performance of the obligations of the Company hereunder and thereunder. No consent or approval of any other Person or public authority or regulatory body is required as a condition to the validity or enforceability of this Reimbursement Agreement or any of such other Financing Documents to which the Company is a party, or if required, the same has been obtained. The representations and warranties made by the Company in the June 1, 1996 Reimbursement Agreement remain true and correct in all material respects.

     (c) This Reimbursement Agreement, and the other Financing Documents executed and delivered by the Company, have been duly authorized, executed and delivered by the Company, constitute the valid and legally binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms; except to the extent that enforceability may be affected by any bankruptcy or insolvency proceeding filed by or against the Company and subject to the exercise of judicial discretion in accordance with general principles of equity.

     (d) There is no litigation at law or in equity or any proceeding before any governmental agency involving the Company pending, or to the knowledge of the Company threatened, in which any liability of the Company is not adequately covered by insurance or in which any judgment or order would have a material adverse effect upon the business or assets of the Company, the Company's ability to do business, the validity of any of the Financing Documents or the performance of the Company's obligations thereunder.

     (e) There is (i) no provision of the Company's Articles of Incorporation or Bylaws, (ii) except for an existing loan agreement with First Union Bank whose consent has been obtained, no provision of any existing mortgage, indenture, contract or agreement binding on the Company or affecting the Company's property, and (iii) to the knowledge of the Company, no provision of law or order of any court binding on the Company or affecting any of the Company's property, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Reimbursement Agreement or any of the other Financing Documents executed and delivered by the Company, or which would be in default or violated as a result of such execution, delivery or performance, or for which adequate consents or waivers have not been obtained.

     (f) The financial statements of the Company dated July 31, 1996, and heretofore delivered to the Bank, are complete and correct and fairly present the financial condition of the Company as of the dates and for the periods referred to therein. There has been no material adverse change in the financial condition of the Company since the date of such financial statements (and no such change is pending or threatened).

     (g) The Company has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes except as shown in the financial statements referred to in subsection (f) above, and the Company has established reserves which it believes to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     (h) The Company maintains an employee pension plan. Such plan is in compliance with ERISA and there exists no "reportable event" under such plan.

     (i) To the best of the Company's knowledge, no Person has, or as a result of any action of or by the Company in connection with the transactions contemplated hereby and by the other Financing Documents will have, any right, interest or valid claim against or on the Bank for any commission, fee or other compensation as a broker or finder, or in any similar capacity (other than a fee to the Bank, which fee is the obligation solely of the Company). The Company shall pay any and all such fees, commissions or other compensation and shall indemnify the Bank against any claimed fee, commission or other compensation arising from or in connection with the transactions contemplated hereby or by the Financing Documents.

                                   ARTICLE IV

                  AFFIRMATIVE COVENANTS OF BORROWER AND COMPANY

     SECTION 4.1. Affirmative Covenants of Borrower and Company. Until the termination of this Reimbursement Agreement, the payment of all of the Obligations and the release of both Letters of Credit, unless the prior written consent to do otherwise is obtained from the Bank, the Borrower and the Company, as the case may be and as may be applicable, shall satisfy the following affirmative covenants:

     SECTION 4.2. Financial Statements.

     (a) The Borrower and the Company upon request shall furnish to the Bank their annual tax returns.

     (b) The Borrower and the Company shall furnish to the Bank:

          (i) as soon as available but in no event more than 120 days after the close of each fiscal year, an audited financial statement consisting of a balance sheet and statements of income and cash flow statements for such fiscal year, and a balance sheet as of the end of such fiscal year, prepared in accordance with GAAP and which financial statements shall be certified by a certified public accountant acceptable to the Bank;

          (ii) as soon as available but in no event more than 60 days after the end of each fiscal quarter, a balance sheet of the Company as of the close of such quarter and statements of income for such quarter and for the fiscal year to date; and

          (iii) such additional information, reports or statements regarding the Borrower, the Company or the Project as the Bank may from time to time reasonably request.

     Section 4.3. Payment and Performance. Pay, when and as due without offset or deduction, all sums due the Bank, whether principal, interest, advancement, expense, escrow, or otherwise and perform as and when required all terms, covenants and conditions of this Reimbursement Agreement and all other Financing Documents.

     Section 4.4. Protection of Security. Keep and maintain or cause any Tenant to keep and maintain the Project and all the Improvements in a state of good condition and repair and their value shall at all times be protected and preserved by the Borrower, less ordinary wear and tear. The Borrower shall at all times protect the Bank's lien and security interest in the Land, the Improvements, the Project and the component parts thereof. If not managed by the Borrower, the Project shall be managed by a professional property manager experienced in the management of properties similar to the Project reasonably acceptable to the Bank. Any management agreement for the Project shall be wholly subordinate to all liens and security interests in favor of the Bank.

     Section 4.5. Insurance. Obtain and maintain the insurance coverages described in the Deed of Trust.

     Section 4.6. Books and Records. Keep proper and complete books of account and financial and accounting records, maintained in accordance with generally accepted auditing standards. The Borrower and the Company shall permit the Bank and the Bank's agents to have complete access to the books of account of the Borrower and the Company.

     Section 4.7. Permits and Approvals. Maintain and cause any Tenant to maintain in good standing at all times, all Permits and comply with all Legal Requirements necessary for the Project or for the use and occupancy of the Improvements. The Borrower, upon request, shall supply the Bank with appropriate evidence of the continuing good standing and validity of the Permits and the fulfillment of all Legal Requirements.

     Section 4.8. Taxes, Liens and Charges. Except as contested in good faith by appropriate proceedings and for which reserves have been established if required by GAAP, pay all real and personal property taxes, charges, or assessments, when and as the same come due, and before the same become delinquent, and the Bank shall be provided with evidence of the payment of any portion of the aforementioned taxes, charges or assessments within 30 calendar days from the date any tax bill is rendered. The Borrower shall keep the Land, the Improvements and the Project free and clear of all liens and charges of any kind and nature, whether voluntary or involuntary. The Bank may require an escrow for taxes and insurance if the Bank deems such escrow appropriate.

     Section 4.9. Notice of Existence of Default. As soon as discovered, promptly advise the Bank of the existence of any condition or event, or the expected existence of any condition or event, which is or which will be with the passage of time, the giving of notice, or both, a Default or violation or breach by the Borrower or the Company under this Reimbursement Agreement or any of the other Financing Documents.

     Section 4.10. Notice of Litigation or Proceedings. Promptly advise the Bank of the institution of any suit or proceeding which might materially and adversely affect the Borrower, the Company, the Project, any Leases or their respective operations, financial condition, property, or business.

     Section 4.11. Maintenance of Existence. The Borrower and the Company each shall preserve and maintain its existence in good standing as a corporation. Neither the Borrower nor the Company shall merge, consolidate or dissolve or change its articles of incorporation, without the Bank's prior written consent. The Bank agrees not to unreasonably withhold its consent provided with respect to any merger, consolidation, or dissolution (i) that the surviving entity specifically assumes each and all of the obligations and undertakings under the Financing Documents and (ii) that the financial standing of the surviving entity is acceptable to the Bank.

     Section 4.12. Compliance with Laws. Comply and cause any Tenant to comply with any applicable Legal Requirements in the management, operation or leasing of the Project.

     Section 4.13. Environment. Cause the Project to be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other Person; notify the Bank immediately of any hazardous discharge from or affecting the Project; immediately contain and remove the same, in compliance with all Legal Requirements; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to make an environmental inspection of the Project, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request following any violation or alleged violation of any Legal Requirement, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to such Bank, and such other and further assurances reasonably satisfactory to such Bank that the condition has been corrected.

     Section 4.14. ERISA Compliance. Comply in all material respects with all provisions of ERISA applicable to the Borrower and the Company.

     Section 4.15. Lease Compliance. Observe and perform all of the Borrower's undertakings under any Lease and use all reasonable efforts to cause any Tenant under a Lease to observe and perform their respective undertakings under such Lease.

     Section 4.16. Financial Covenants. The Borrower and the Company shall observe the following financial covenants calculated in accordance with GAAP:

     a. Deposits: The Borrower shall maintain its primary depository relationship with the Bank. The pricing of the Letter of Credit fees are contingent upon this covenant being observed.

     b. Debt/Worth Ratio: The Borrower shall maintain a ratio of debt, excluding debt fully subordinated to the Bonds to consolidated tangible net worth of not more than 1.90 to 1.00. For purposes of this covenant the debt to tangible net worth ratio shall be defined as all liabilities, less any debt fully subordinated to the Bonds and the

Borrower's reimbursement obligation to the Bank under this Reimbursement Agreement, divided by the net worth plus subordinated debt excluding intangible and/or related assets.

     c. Tangible Net Worth: The Company shall at all times maintain a Consolidated Tangible Net Worth of at least $2,100,000. Minimum Tangible net worth shall increase by not less than $25,000 each quarter beginning July 31, 1996. Consolidated Tangible Net Worth shall mean the consolidated total assets of the Company and its subsidiaries, if any, minus consolidated total liabilities, excluding debt fully subordinated to the Obligations after subtracting therefrom the aggregated amount of any intangible assets of the Company and its subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     d. Subordination of Debt: The obligation of the Company to the Borrower and to all officers in the amounts of $364,258 and $819,288 respectively, as of July 31, 1995 shall be subordinated to the Obligations. Principal payments to service this debt to related parties will be permitted only if the Company and the Borrower are current with all of their obligations to the Bank and there exists no Default or Event of Default or there is created no Default or Event of Default by such payment under this Reimbursement Agreement or the other Financing Documents. The maximum repayment of principal on the outstanding subordinated debt as indicated on the July 31, 1996 balance sheet (Related Party Loans) is limited to $125,000 annually.

     e. Debt Coverage: The Borrower shall cause its business to be operated in such a fashion so as to generate income sufficient to cover the debt service associated with the Bonds on a 1.50 to 1.00 basis, calculated in accordance with GAAP

(the Debt Coverage Ratio). For purposes of this covenant, the Debt Coverage Ratio will be determined by adding the net income minus any withdrawals or dividends plus depreciation/amortization and rent divided by the interest plus rent plus the current portion of long term debt. In the event the Debt Coverage Ratio is not maintained for the preceding calendar year, the Borrower shall pledge to the Bank cash or other acceptable collateral in an amount equal to the difference between the actual debt coverage and the required Debt Coverage Ratio for the succeeding calendar year. Such collateral shall be pledged within thirty
(30) days of demand; otherwise, the Borrower shall be in Default under the Reimbursement Agreement. This covenant shall not become effective until December 31, 1997.

     f. Dividends: The Borrower shall not declare or pay dividends, except as necessary to pay taxes attributable to income distributed by the Borrower, without the prior written authorization of the Bank.

     g. Additional Borrowings: Neither the Borrower nor any of the Guarantors including the Company shall incur any additional liability, directly or indirectly, in excess of $100,000 without the prior written authorization of the Bank. Provided, however, the Borrower shall be allowed to borrow up to $500,000 from the Company on a full subordinated basis without the Bank's prior written consent. Repayment may be made so long as there exists no Default or Event of Default or there is created no Default or Event of Default by such payment under this Reimbursement Agreement or the other Financing Documents.

                                   ARTICLE V

                               NEGATIVE COVENANTS

     The Borrower and the Company covenant and agree until the payment and discharge of the Obligations, not to do or to permit to be done or allow to occur any of the acts or happenings set forth below, as applicable without the prior written authorization of the Bank.

     Section 5.1. Transfer or Further Encumbrances. The Borrower shall not sell, lease, transfer, cease to own, or convey all or any portion of any interest in the Land or the Project to any Person, other than with respect to the Leases for the occupancy of space in the Improvements which the Bank may specifically approve, and which are subordinate and subject to the Deed of Trust and security interest of the Bank in the Land and the Project nor permit any lien, security interest or encumbrance, senior, equal or junior to the priority of the lien and security interest of the Bank, to be placed against the Project, except for the Subordinate Liens.

     Section 5.2. Purchase Money Security Interest. The Borrower shall not acquire any personalty for use in connection with the initial equipping of the Project or incorporation into or affixation to the Land or any Improvements by way of conditional bill of sale, chattel mortgage, security agreement, equipment lease, or other security instrument which would constitute a security interest, lien or leasehold interest on such personalty. After the Project has been fully equipped, the Borrower may finance the purchase of additional, supplemental Equipment and grant purchase money liens thereon provided that after giving effect to such transaction(s) there will exist no breach or violation of any financial covenant in Section 4.16.

     Section 5.3. Additional Borrowings. Except for the debts secured by the Subordinate Liens, and as permitted in Section 4.16, the Borrower shall not make any further or additional borrowings with respect to the Project, whether or not such borrowings are secured by property constituting security for the Letters of Credit, without the prior written approval of the Bank.

     Section 5.4. Assignment of this Reimbursement Agreement. The Borrower shall not assign or attempt to assign this Reimbursement Agreement or any Financing Proceeds either directly or indirectly, and any attempted assignment shall be void.

     Section 5.5. False Certificates or Documents. Neither the Borrower nor the Company shall knowingly furnish the Bank with any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     Section 5.6. Actions Affecting Bonds. Neither the Borrower nor the Company shall take, fail to take, or to the extent either the Borrower or the Company exercises any control, permit to be taken, any action if such action or failure to act would in any manner or fashion adversely affect the excludability from Federal income taxes of interest on the Bonds and will perform all of the Borrower's or the Company's obligations under the Financing Documents to prevent or cure any action by the Borrower which would materially, adversely affect excludability from Federal income taxation interest on the Bonds.

                                   ARTICLE VI

                   CONDITIONS TO ADVANCE OF FINANCING PROCEEDS

     Section 6.1. Conditions to Advance. The Bank shall not be required to issue the 1997 Letter of Credit unless and until all of the conditions precedent set forth in this

Section 6.1 of this Reimbursement Agreement have been satisfied and the Bank has received the following, all in form and substance satisfactory to the Bank:

          (i) The 1997 Bonds shall have been duly issued and placed by the Remarketing Agent and the Deed of Trust as amended and restated, this Reimbursement Agreement, the 1997 Pledge Agreement and the Guaranty duly authorized, executed and delivered by the parties thereto and, in the case of the Deed of Trust duly recorded in the appropriate land records.

          (ii) All of the representations and warranties shall remain true and there shall have occurred no Default under any of the Financing Documents.

          (iii) An ALTA lender's policy of title insurance (A) issued by the Title Insurance Company, (B) being in the aggregate amount of the Letters of Credit, (C) containing no exceptions or limitations (including exceptions as to unfiled mechanics and materialmen's liens and matters of survey) unacceptable to the Bank, and (D) insuring the Bank that the Deed of Trust is a valid and first lien on the fee simple absolute title to the Land. In lieu of the policy, the Borrower may furnish a commitment for title insurance and an insured closing letter from the Title Insurance Company with respect to the Borrower's Counsel, but in such case the policy shall be furnished within 10 days after the Deed of Trust is recorded.

          (iv) A certification that the Borrower's and the Company's Articles of Incorporation and By-Laws heretofore delivered have not been modified or rescinded, together with resolutions adopted by the Borrower's and the Company's directors to enable the Borrower and the Company to enter into this transaction and to authorize the execution and delivery, of the Financing Documents and the performance of the Borrower's and the Company's obligations thereunder.

          (v) An opinion of counsel to the Borrower and the Company (which shall be in addition to the special opinions provided by the Borrower in connection to the 1997 Bonds) with respect to such matters as the Bank may require, including, without limitation: (A) the due organization and existence of the Borrower and the Company; (B) the Financing Documents to which they are parties are legal, valid and binding obligations of the Borrower and the Guarantors; (C) the Borrower and the Guarantors have duly executed and delivered the Financing Documents to which each is a party and the execution, delivery and performance by the Borrower and the Guarantors thereunder will not violate the Borrower's or the Company's articles of incorporation or by-laws or any law, rule, regulation, agreement or instrument to which either the Borrower or the Company is a party; and (D) to the best of such counsel's knowledge, after due inquiry, there is no litigation, inquiry or investigation of any kind, either pending or threatened against either the Borrower, the Guarantor's or the Project or any of the Borrower's or a Guarantor's assets wherein an unfavorable ruling or finding would affect the validity or enforceability of the Financing Documents or have a materially adverse effect upon the Project or the Borrower or any Guarantor.

          (vi) The opinion of bond counsel with respect to the 1997 Bonds, dated as of the Date of Issuance, in form, scope and substance acceptable to the Bank.

          (vii) The Borrower shall have paid all fees, expenses, costs and attorney's fees in accordance with the terms of the 1997 Commitment.

          (viii) The Bank shall have received assurances regarding the continued subordination of the Subordinate Liens.

          (ix) The debt of the Borrower and the Company shall have been subordinated as set forth in Section 4.16.

          (x) First Union shall have consented to the Company's guaranty of the Borrower's obligations with respect to the 1997 Bonds.

          (xi) Such other documentation, certificates and assurances as may be required by any of the Financing Documents or as the Bank may reasonably request.

     Section 6.2. Additional Conditions. In addition to the provisions of
Section 7.10, it shall be a condition precedent to the issuance of the 1997 Letter of Credit that, as of the Date of Issuance of the 1997 Letter of Credit,
(i) no part of the Equipment or any Improvements on the Land shall have been damaged, and not repaired to the satisfaction of the Bank, nor taken in condemnation or other like proceeding nor shall any such proceeding be threatened or pending; (ii) neither the Borrower nor any Guarantor shall have filed for or have filed against them any bankruptcy, dissolution or insolvency proceeding; (iii) no material adverse change shall have occurred with respect to the financial affairs of the Borrower or any Guarantor; (iv) all of the representations and warranties of the Borrower and the Guarantors set forth in the Financing Documents shall be true as if made on such date; (v) no change shall have occurred in any law or regulation or interpretation thereof, which in the opinion of the Bank's counsel would make it illegal to issue the 1997 Letter of Credit for the purposes described in the 1997 Commitment; (vi) all conditions and requirements of the 1997 Commitment shall have been fulfilled or waived by the Bank in writing; and (vii) no Default or Event of Default has occurred and is continuing and no event exists which, with the giving of notice or the lapse of time, or both, would give rise to a Default or Event of Default.

                                   ARTICLE VII

                         DISBURSEMENTS FROM PROJECT FUND

     Section 7.1 Provisions Regarding Approval of Requisitions.

     Disbursements from the Project Fund shall occur not more frequently than monthly. Approval by the Bank of disbursements from the Project Fund shall be conditioned upon the submission of requisitions on forms provided by the Bank to the Bank by the Borrower showing the cost of the Equipment in place with such requisitions to be properly certified and executed by the Borrower. Upon request of the Bank, the Borrower shall exhibit to the Bank at any time receipts, vouchers, statements, bills of sale or other evidence as available to the Borrower satisfactory to the Bank of actual payment of such Cost of the Project. Within ten (10) days after each payment hereunder, the Borrower shall, if requested by the Bank, deliver to the Bank a receipt executed by the Person receiving payment for the equipping of the Project for each payment made to it.

     Section 7.2. Final Payment from the Project Fund. When the equipping of the Project has been completed, but in any case no later than September 1, 1997, the Borrower shall furnish the Bank the following documents:

     (a) A certificate from the Borrower setting forth the total Cost of the Project and evidence of payment thereof or evidence that the same will be paid with the final disbursement;

     (b) All other assurances, instruments, certificates and documents reasonably required by the Bank.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

     Section 8.1. Incorporation of Commitments. All of the terms and conditions of the Commitments are incorporated herein by reference and, to the extent not inconsistent with the provisions of the Financing Documents, shall survive the issuance of the Letters of Credit. If there is a conflict between the Commitments and the other Financing Documents, the other Financing Documents shall control.

     Section 8.2. Payment of Expenses. The Borrower shall pay promptly, after receiving written demand therefor, the following costs and expenses:

          (i) all costs, fees and expenses of the Bank (including the fees of its counsel) incident to the issuance of the Letters of Credit or thereafter incurred in connection with reviewing documents or advising the Bank with respect to the Letters of Credit, except as otherwise expressly provided in the Commitment;

          (ii) All costs, fees and expenses of the Title Insurance Company or other persons employed to make inspections, examinations or reports permitted or required by, or to render opinions permitted or required by, the Financing Documents;

          (iii) All filing and recording fees;

          (iv) All fees and other costs payable to the trustees under the Deed of Trust; (v) All costs incurred in connection with the release of the Deed of Trust upon the cancellation of a Letter of Credit;

          (vi) All commissions and fees, if any, owed by the Borrower to brokers in connection with the issuance of the 1997 Letter of Credit;

          (vii) All costs of collection, including reasonable attorneys' fees, incurred by the Bank in connection with obtaining payment of any obligation or amount due under this Reimbursement Agreement or the other Financing Documents; and

          (viii) All costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank in connection with litigation with the Borrower arising from or involving the Letters of Credit, the Project or the Financing Documents.

     Section 8.3. Public and Utility Agreements. The Bank shall have the right to review and approve, prior to execution by the Borrower, all public and utility agreements required for the Project, including, but not limited to, agreements with respect to subdivision, the construction of roads, or the installation of water, sanitary sewer, storm water management, gas and electric, telephone, or similar or related utility systems. The Borrower shall fully comply with and perform all public and utility agreements entered into with respect to the Project and shall permit no defaults under such public and utility agreements on the part of the Borrower to occur.

     Section 8.4. Advancements. If the Borrower shall fail to perform any of the covenants contained in this Reimbursement Agreement or the other Financing Documents, or if the Borrower shall fail to protect or preserve the Land, the Project or the value thereof or the status and priority of the lien and security interest of the Bank in the Project, the Bank may make advances to perform the same on behalf of the Borrower or to protect or preserve the Project or the value thereof or the status and priority of the lien and security interest of the Bank in the Project (subject to any applicable notice or cure periods), and all sums so advanced shall immediately upon advancement bear interest until paid at the Advance Rate, become secured by the liens, security interests, and other assurances of repayment provided by or on behalf of the Borrower under the terms and provisions of all of the Financing Documents, and shall become part of the principal amount owed to the Bank. The Borrower shall repay on demand all sums so advanced on the Borrower's behalf, plus any expenses or costs incurred by the Bank, including reasonable attorney's fees, with interest thereon at the Advance Rate. The provisions of this Section 8.4 shall not be construed to prevent the institution of the rights and remedies of the Bank upon a default by the Borrower. Anything in this Reimbursement Agreement to the contrary notwithstanding, the authorization contained in Section 9.3 shall impose no duty or obligation on the Bank to perform any action or make any advancement on behalf of the Borrower and is for the sole benefit and protection of the Bank.

     The Borrower and the Company agree to give the Bank prompt written notice of any breach or alleged breach by the Bank of any of its duties and obligations to either the Borrower or the Company under either this Reimbursement Agreement or any of the other Financing Documents as soon as such breach or alleged breach shall become known to either the Borrower or the Company.

     Section 8.5. Further Assurances. The Borrower agrees to execute such other and further documents, including, without limitation, confirmatory deeds, deeds of trust, notes, security agreements, agreements, financing statements, continuation statements, and the like as may from time to time in the sole opinion of the Bank or the Bank's counsel be necessary, convenient, or proper to facilitate the performance of the terms of this Reimbursement Agreement or carry out the intentions of the parties hereto, it being the intention of the Borrower to provide hereby a full and absolute warranty of further assurance to the Bank.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     Section 9.1. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Reimbursement Agreement, whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

          (i) The fact that any representation or warranty of any Obligor contained in this Reimbursement Agreement or any statement or representation made in any certificate, report or opinion delivered pursuant hereto or in connection with any Financing Document proves to be untrue or misleading in any material respect as of the time it is made or deemed to be made;

          (ii) The occurrence of an "Event of Default" under this Reimbursement Agreement, either Indenture or any other Financing Document;

          (iii) The failure to make any payment due under this Reimbursement Agreement or any of the other Financing Documents, when and as the same becomes due and payable and the continuation of such failure for ten (10) days after the Bank sends the Borrower notice thereof; or

          (iv) The failure of the Borrower or the Company to comply with any of the terms or conditions of this Reimbursement Agreement and the continuation of such failure for thirty (30) days after the Bank sends notice thereof to the Borrower and the Company.

     Section 9.2. Remedies. Upon the occurrence of an Event of Default, the Bank, at its option and without any obligation to do so, may exercise any right available to it under any of the Financing Documents including, without limitation, the right to: (i) make any payment or take such other action as may be necessary to cure the Event of Default; (ii) enter into and take possession of the Project; (iii) maintain, repair and restore the Project; (iv) contest or compromise any claim or encumbrance against the Project (including, without limitation), any lien prior to or subordinate to the lien of the Deed of Trust and prosecute and defend all actions or proceedings in connection with the construction of the Project; (v) employ such counsel, accountants, contractors and other Persons as it shall deem necessary to assist it; (vi) insure the Project or keep the Project insured;
(vii) exercise all of the rights and powers which the Borrower possesses with respect to the Project to the same extent as the Borrower could have exercised the same; and (viii) perform all acts required of the Borrower with respect to the Project, including acts required of it under any Lease. Any amounts expended by the Bank in exercising its rights under this Section 8.2, together with interest thereon at the Advance Rate, until paid, shall be payable on demand and shall be secured by the Deed of Trust and the other Financing Documents.

     Section 9.3. Attorney-in-Fact. For the purpose of carrying out the provisions of Sections 8.4 and 9.2 of this Reimbursement Agreement, the Borrower hereby irrevocably appoints the Bank its true and lawful attorney-in-fact and authorizes it to perform any act described in Sections 8.4 and 9.2 of this Reimbursement Agreement and to take any and all actions necessary and incidental thereto. This power of attorney is a power coupled with an interest which cannot be revoked.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1. Successors and Assigns. This Reimbursement Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.

     Section 10.2. Severability. If any provision of this Reimbursement Agreement, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Reimbursement Agreement shall not be affected thereby and shall remain enforceable.

     Section 10.3. Applicable Law. This Reimbursement Agreement shall be governed by the laws of the Commonwealth of Virginia.

     Section 10.4. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, to the persons and at the addresses set forth below or to such other persons or addresses as the party entitled to notice shall have specified in writing to the other party hereto from time to time.

          (a) To the Bank:

              Central Fidelity National Bank
              Centerville Shopping Center
              U. S. Highway 501
              South Boston, Virginia  25492

          (b) To the Borrower or the Company:

              c/o Sherwood Foods, Inc.
              6110 Executive Boulevard
              Rockville, Maryland  20852

     Section 10.5. Consents and Approvals. All consents and approvals required or permitted by this Reimbursement Agreement shall be in writing, shall be signed by the party from whom the consent or approval is sought and, unless otherwise provided herein, may be withheld by such party in its sole discretion.

     Section 10.6. Amendments. This Reimbursement Agreement and the Financing Documents may be amended, supplemented or terminated only in writing, signed by all of the parties hereto.

     Section 10.7. Agreements to Survive. The representations, warranties and covenants contained in this Agreement shall survive the payment of the Obligations for a period of three (3) years.

     Section 10.8. No Partnership. Nothing in this Reimbursement Agreement or in the other Financing Documents shall be construed as making any party a partner or joint venturer with any other party, and the Borrower hereby agrees to indemnify and hold the Bank harmless from any and all liability resulting or arising from any claim that such a relationship exists.

     Section 10.9. Time of the Essence. Time shall be of the essence with respect to the performance of the Borrower's and the Company's obligations hereunder.

     Section 10.10. Counterparts. This Reimbursement Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

     Section 10.11. Failure to Exercise Rights. The failure of the Bank to exercise any right, power or remedy granted to it upon the occurrence of a Default or an Event of Default shall not be deemed a waiver of the right to exercise such right, power or remedy upon the occurrence of a subsequent Default or Event of Default.

     Section 10.12. No Third Party Rights. No Person who is not a party to this Agreement shall be entitled to rely upon or shall have any rights or benefits under this Agreement.

     Section 10.13. Rule of Construction. The parties hereto and their counsel have reviewed and revised (or requested revisions of) this Reimbursement Agreement and the other Financing Documents and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Reimbursement Agreement or any of the other Financing Documents.

     Section 10.14 Waiver of Trial by Jury. The Borrower and the Company hereby agree and consent that any action or proceeding arising out of or brought to enforce the provisions of this Reimbursement Agreement may be brought in any appropriate court in the State or in any other court having jurisdiction over the subject matter, all at the sole election of the Bank, and by the execution of this Reimbursement Agreement the Borrower and the Company each irrevocably consents to the jurisdiction of each such court. The Borrower and the Company waive any right to trial by jury.

WITNESS the following duly authorized signatures.

                                            SHERWOOD FOODS, INC.


ATTEST:                                     By: /s/  Anat Schwartz        (SEAL)
                                                --------------------------------
_________________________________               Title:  Vice President



                                            SHERWOOD BRANDS, INC.


ATTEST:                                     By: /s/  Anat Schwartz        (SEAL)
                                                --------------------------------
_________________________________               Title:  Vice President



                                            CENTRAL FIDELITY NATIONAL BANK



                                            By:___________________________(SEAL)
                                            Title:______________________________

                                    EXHIBIT I


                             [1997 Letter of Credit]